UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2010

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	333-132625	13-1514814
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

437 Madison Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 29, 2010, the Executive Committee of the Board of Directors of Omnicom Group Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors of the Company, approved the amendment of the Company’s Senior Executive Restrictive Covenant and Retention Plan (the “Plan”) to increase the annual benefit cap payable to participants to $1,500,000 from $1,250,000, subject to cost-of-living adjustments, and to implement other technical and administrative changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan as amended and restated, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

10.1	Senior Executive Restrictive Covenant and Retention Plan of Omnicom Group Inc., as amended and restated on March 29, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: April 1, 2010
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Executive Restrictive Covenant and Retention Plan of Omnicom Group Inc., as amended and restated on March 29, 2010.